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                                                                  Exhibit 10.20

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of ______ __, 2001, is made and entered into by and between Andrew Merger Sub, Inc., a Delaware corporation (the "Company"), and Marcus Bender, an individual resident of the State of Hawaii ("Employee"). This Agreement shall become effective (the "Effective Date") concurrently with, and conditioned upon, the Effective Time of the merger of Hawaiian Natural Water Company, Inc. ("HNWC") with and into the Company pursuant to that certain Agreement and Plan of Merger, dated September 29, 2000 (the "Merger Agreement"), by and among the Company, HNWC and AMCON Distributing Company (terms not otherwise defined herein shall have the meaning set forth in the Merger Agreement).

         WHEREAS, the Company desires to employ Employee as the Company's President and Chief Executive Officer, and the Employee desires to be employed by the Company in such capacity, all on the terms set forth herein; and

         WHEREAS, Employee has the experience, knowledge and abilities necessary to enable him to perform his obligations hereunder;

         NOW, THEREFORE in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1.     Duties.
                ------

                (a) Within the limitations established by the Company's Bylaws and its Board of Directors ("the Board"), Employee shall have each and all of the duties and responsibilities of the President and Chief Executive Officer of the Company as those duties may from time to time be established by the Board. It is also anticipated that Employee shall be nominated to serve as a director of the Company throughout the term of this Agreement. Employee shall not be entitled to receive any additional compensation for such service as a director, except to the extent otherwise determined by the Board.

                (b) Employee shall devote his full time and best efforts to the performance of his duties hereunder and to the advancement of the interests of the Company and shall not, without the express prior written consent of the Board, or the Chairman, render directly or indirectly to any other person, corporation, partnership, firm, company, joint venture or other entity any services of any kind for compensation, or engage in any other activity that would in any manner whatsoever compete with the Company, be adverse to any interests of the Company, and/or in any manner whatsoever interfere with the proper performance of Employee's duties and responsibilities to the Company hereunder. The foregoing notwithstanding, Employee shall be entitled to serve, as President of Bender Consulting, Inc. ("BCI") so long as any services rendered by Employee on behalf of BCI are not performed during normal working hours and do not otherwise interfere with Employee's performance of his duties hereunder and so long as the operations of BCI are not competitive with those of the Company. In addition, nothing herein shall be deemed to preclude or prohibit Employee from performing services within the civic community including, without limitation, serving on boards of civic groups, so long as such services do not interfere with Employee's performance of his duties hereunder.


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         2.     Term. Unless earlier terminated as provided in Section 7
                ----
hereof, Employee's employment hereunder (the "Employment") shall become effective at the Effective Time (as defined in the Merger Agreement) and shall extend for a term of one year thereafter; provided, however, that the Employment shall automatically be extended for an additional year (as so extended, the "Term"), and thereafter from year to year, on the same terms and conditions as are then existing as of the extension date, unless either party, in its sole discretion, shall have given written notice of termination to the other party not less than 90 days prior to the end of the then current term.

         3.     Salary. During the first three years of the Term, Employee shall
                ------
be entitled to receive an annual salary of $__________, payable in equal installments on the Company's regular payroll dates. Thereafter, Employee's salary hereunder shall be adjusted upwards (but not downwards) to reflect any changes in the cost of living, based upon changes in the Consumer Price Index in Hawaii.

         4.     Bonus. During each year of the Term, Employee shall be
                -----
eligible to receive a bonus of up to $___________ based upon the achievement by the Company of certain performance goals to be established by the Board, in its discretion, during the first quarter of each year of the Term. Any such bonus shall be payable by the Company in two equal installments not later than April 1 and June 1 following the end of the year in which earned.

         5.     Expenses. The Company shall pay or reimburse Employee for
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all usual, reasonable and necessary expenses paid or incurred by him in the performance of his duties hereunder, subject to receipt by the Company of appropriate documentary proof of such expenditures and to the right of the Company at any time to place reasonable limitations on expenses thereafter to be incurred or reimbursed; provided, however, that Employee may not incur any expense or related group of expenses in excess of $________ in the aggregate without the express prior written consent of the Board.

         6.     Employee Benefits. Employee shall be entitled to an
                -----------------
automobile allowance of $600 per month plus the actual cost of his automobile insurance. Employee shall also be entitled to participate in and receive any and all benefits pursuant to any benefit programs maintained by the Company during the Term that are generally available to other senior executives of the Company including, without limitation, participation in any life insurance, hospital, surgical, medical or other group health and accident benefit plans. In addition, Employee shall be entitled to participate in all profit sharing, pension, bonus or retirement plans of the Company as may be in existence during the Term in accordance with their respective terms and provisions, but, to the extent participation or the amount of participation is in the discretion of the Board or any committee thereof, Employee's participation shall likewise be solely in such discretion. Employee shall be entitled to four weeks' paid vacation during each year of the Term.

         7.     Termination. Either Company or Employee may terminate this
                -----------
Agreement at any time for any reason upon sixty (60) days prior written notification to the other; provided, however, that the Company may terminate this Agreement for cause at any time, without any prior notice to Employee. For purposes of this Agreement, the term "for cause" shall include, but not be limited to, the following:

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                (a)      shall have engaged in acts or omissions against the
Company constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or misfeasance;

                (b) has been arrested or indicted in a possible criminal violation involving fraud, dishonesty or moral turpitude;

                (c) willfully failed to execute any reasonable instruction relating to such Employee's duties with the Company;

                (d) has intentionally and in bad faith acted in a manner that results in a material detriment to the assets, business or prospects of the Company; or

                (e) cessation of Company operations due to a voluntary or involuntary discontinuance of its business operations or the voluntary or involuntary filing of a bankruptcy petition.

                This Agreement shall automatically terminate in the event of Employee's disability or immediately upon Employee's death or adjudication of legal incompetence. For purposes of this Agreement, "disability" shall mean inability to perform all or substantially all of Employee's responsibilities for a continuous period of at least six (6) months.

                In the event this Agreement is terminated, the parties' obligations under this Agreement shall terminate immediately (except as otherwise provided herein), and neither the Employee nor his estate, heirs, successors or assigns shall be entitled to any further compensation hereunder (other than the obligation to pay Employee all salary and benefits accrued through the effective date of such termination including, in the case of death or permanent disability, any benefits to which Employee may be entitled under long-term disability or other insurance programs maintained by the Company), except that if Employee's employment is terminated by the Company without "cause", the Company shall be obligated to pay Employee the salary and benefits contemplated by Section 3 and Section 6 hereof for a period of [one year] following the date of notice of termination of Employee's employment.

         8.     Confidentiality, Non-Solicitation and Non-Competition.
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During employment with the Company, Employee has received and will continue to receive on-the-job training, experience, and detailed information about the operations of the Company and its affiliates (i.e., any corporation, partnership, limited liability company, joint venture or other entity or person controlling, controlled by or under common control with the Company). While performing normal duties, Employee will have access to confidential information concerning the Company, its subsidiaries and affiliates, its customers, vendors and suppliers. In consideration of continued employment by the Company, the salary and benefits described above and the expectation of additional training and experience, Employee agrees to the following terms:

                (a)      Confidential Information. Employee acknowledges that
                         ------------------------
in the course of employment he has or will have access to information treated by the Company and its affiliates as confidential (hereinafter the "Confidential Information"), that such information is a valuable asset of the Company and that its disclosure or unauthorized use will cause the Company and its affiliates irreparable harm.

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                Confidential Information includes all materials and
information created, discovered, developed, or otherwise obtained by the Company and that have commercial value in the business in which the Company is engaged, or that is otherwise not generally known to others engaged in similar business or activities, (i) whether or not such materials and/or information is reduced to writing, (ii) whether or not the Company advises Employee that such information should be treated as confidential, (iii) whether obtained before or after the date of this Agreement, and (iv) whether obtained through any means or source or from any officer, director, employee, advisor, consultant, contractor, engineer, agent or representative of the Company, any of its subsidiaries or any of its other affiliates. Confidential Information shall include, but is not limited to, information relating to the Company's or its subsidiaries' or affiliates' business strategies, business plans, operations, assets, employees, pricing, costs, employee compensation, marketing plans, financial and sales information, policies, records, manuals, the identity or information concerning customers or prospective customers, the identity or information concerning suppliers or prospective suppliers, inventions, developments, knowledge, discoveries, know-how, technology, specifications, designs, reports, products, services, prospective products and services, contracts, systems, processes, methods, computer programs or systems, software products, product codes, and trade secrets of every kind and character.

                Confidential information does not include any information which:

                (i) was clearly known to the Employee before the date of this Agreement other than through disclosure by the Company or its subsidiaries or their respective authorized representatives;

                (ii) is now or becomes publicly available, except as a result of a breach of confidentiality of this Agreement by Employee; or

                (iii) is obtained in good faith by Employee from a third party not bound by an obligation of confidentiality and non-disclosure with respect to that information.

                Employee agrees to keep the Confidential Information strictly confidential and to use his best efforts at all times to safeguard any Confidential Information from falling into the hands of any unauthorized persons. Employee agrees that he will not, during the period of employment or any time thereafter, disclose any Confidential Information, in whole or in part, directly or indirectly, to (i) any person or entity outside of the Company, unless specifically instructed to do so by an executive officer of the Company, and (ii) will be disclosed inside the Company or its subsidiaries only to that limited number of persons who need to know that information for the exclusive purpose of performing their employment duties for the Company or the applicable subsidiary. Employee will use the Confidential Information only as is required to perform his employment duties with the Company (the "Services"), and will not otherwise use the Confidential Information for his own benefit or the benefit of any other person or entity.

                Employee further agrees that upon termination of employment with the Company, or upon the Company's request, Employee will (i) terminate access to and review or use of the Confidential Information, (ii) will deliver to the Company all originals and copies of documents

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and other materials, whether in printed or electronic format (which, in the case of electronic format, include erasing and permanently destroying any such information on personal computers or other personal electronic storage system or device) or otherwise, containing or derived from Confidential Information (including, without limitation, all written notes or memoranda memorializing discussions or meetings to the extent those notes or memoranda include Confidential Information) that are in his possession or control, and
(iii) will not retain any copies thereof. Employee acknowledges that he is obliged to protect the Confidential Information from disclosure and use even after termination of his employment.

                (b)      Non-Competition and Non-Solicitation. In order for
                         ------------------------------------
the Company reasonably to protect its interests in the competitive use of any Confidential Information, knowledge or relationships concerning the business of the Company to which Employee has or will have access because of the special nature of his employment by the Company, Employee agrees that he will not, during employment by the Company and a period of two (2) years after the voluntary or involuntary termination thereof, without the written consent of the Company, provide services as an officer, director, partner, principal, employee, independent contractor, agent, representative, consultant or investor or otherwise assist in any business which is directly or indirectly in competition with any business in which the Company or any of its subsidiaries may be engaged in, or is actively pursuing becoming engaged in, at any time during the term of this Agreement in any geographic area in which the Company or its subsidiaries are, are actively pursuing, doing business. Employee agrees that he will not solicit, divert or take away or attempt to solicit, divert or take away any employee or customer of the Company for a period of two (2) years after the date Employee's employment by the Company is terminated.

                (c)      Reasonableness of Restrictions. Employee
                         ------------------------------
specifically acknowledges and agrees that the terms of paragraph 8(b) are reasonable in every respect and, in particular, because of the competitive and specialized nature of the Company's business. Employee represents that his experience, age, capabilities, health and personal assets are such that this Agreement does not deprive him from either earning a livelihood in the unrestricted business activities which remain open to him or from otherwise adequately and appropriately supporting himself. Finally, Employee specifically acknowledges that the injury which the Company would suffer from a breach of this covenant would substantially outweigh whatever limitations would result to Employee from the enforcement of Employee's promises under this Agreement. If a court holds that any portion of Section 8(b) is unenforceable, the maximum restrictions of time, scope of activities, and geographic area reasonable under the circumstances will be substituted for any such restrictions held unenforceable.

                (d)      Disclosure and assignment of discoveries. Employee
                         ----------------------------------------
agrees that the Company shall be the owner of all inventions, discoveries, developments, writings, expressions and ideas, including but not limited to any and all concepts, improvements, techniques, know-how, innovations, systems, processes, machines, methods and products of manufacture, works, information, reports, papers, logos, computer programs, designs, and marketing materials (whether or not reduced to writing and whether or not patentable or protectable by copyright), which Employee conceives, develops, creates, makes, perfects or reduces to practice in whole or in part while employed by the Company or within six months thereafter, whether or not on the Company's premises, during normal business hours or using the Company's materials, Confidential Information or equipment, or other employees or agents of the Company, and

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which: (i) directly or indirectly relate to or arise out of Employee's job responsibilities for the Company, or through use of Company time, materials, Confidential Information or equipment; (ii) result from research, development, or other activities of the Company; or (iii) pertain in any manner to the business or reasonably anticipated business or products of the Company or its subsidiaries (hereinafter the "Industrial Property"). The Industrial Property shall be considered "works made for hire" and all rights therein, including all patent, copyright and other forms of rights, shall be the sole property of the Company.

                Employee agrees to promptly and fully disclose in writing to the Company all inventions, discoveries, developments, writings, expressions and ideas conceived, developed, created, made, perfected or reduced to practice while employed by the Company, regardless of whether Employee believes the invention, discovery, development, writing, expression or idea should be considered Industrial Property of the Company under any provision of this Agreement, in order to enable the Company to make a determination as to its rights with respect to the same.

                Any and all information relating to Industrial Property shall be considered Confidential Information and shall not be disclosed to any person or entity outside of the Company.

                To the extent that the Company does not automatically own any Intellectual Property as a work made fore hire, Employee shall assign all right, title and interest in and to such Industrial Property to the Company. Employee further agrees to execute and deliver all documents and do all acts that the Company shall deem necessary or desirable to secure to the Company or its nominee the entire right, title and interest in and to the Industrial Property, including executing applications for any United States and/or foreign patents or copyright registrations. Any document prepared and filed pursuant to this subsection shall be prepared and filed at the Company's expense. Employee further agrees to cooperate with the Company as reasonably necessary to maintain or enforce the Company's rights in the Industrial Property. The Employee hereby irrevocably appoints the president of the Company as the Employee's attorney-in-fact with authority to execute for the Employee and on the Employee's behalf any and all assignments, patent or copyright applications, or other instruments and documents required to be executed by the Employee pursuant to this subsection, if the Employee is unwilling or unable to execute same.

                The Company shall have the sole right and discretion, but not the obligation, to use, promote, and/or pursue patent or copyright protection for any of the Industrial Property.

                (e)      Enforcement/Injunctive Relief. Employee acknowledges
                         -----------------------------
that a violation of the covenants described in this Section 8 would cause immediate and irreparable harm and damages not easily capable of calculation to the Company and/or its affiliates. In addition to any and all other rights and remedies, at law or in equity, which may otherwise be available to the Company and/or its affiliates, Employee agrees that in the event of a breach or threatened breach by Employee of any of the covenants set forth in this
Section 8, the Company and/or its affiliates shall be entitled to immediate injunctive relief (without posting any bond) against (i) any such breach or threatened breach of Section 8 of this Agreement, and (ii) transacting any business with any person or entity to whom any Confidential Information has been disclosed or is threatened to be disclosed. The prevailing party in an action to enforce its rights under Section 8

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of this Agreement shall be entitled to recover from the other party all of its costs and expenses related thereto (including, without limitation, court costs and reasonable attorney's fees and expenses). Employee acknowledges and agrees that during Employee's employment, the Company and/or its affiliates may enter other lines of business, which are related or unrelated to its current lines of business, in which case the provisions of this Section 8 shall be deemed to cover such new lines of business.

         9.     Waiver of Modification. Any waiver, alteration or
                ----------------------
modifications of any of the provisions of this Agreement shall not be valid unless made in writing and signed by the parties hereto. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         10.    Successors and Assigns; Entire Agreement. This Agreement may
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not be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement shall inure to the benefit of, and be binding upon any successor or assign of the parties hereto. This Agreement and the Option Agreement attached hereto constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, amendments, memoranda representations or understandings, whether written or oral, with respect to the subject matter hereof between the Company and Employee.

         11.    Applicable Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

         12.    Notices. Any notice required or permitted to be given under
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this Agreement shall be in writing and delivered in person or sent via facsimile, with conformation of receipt, by registered, certified or express mail, postage and fees prepaid, in the case of the Company, to the then-current address of its then principal office and, in the case of Employee, to the then-current address of his office of employment hereunder or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party.

         13.    Descriptive Headings. The descriptive headings for the
                --------------------
paragraphs in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         14.    Negotiated Agreement. This Agreement reflects the
                --------------------
negotiations of both parties hereto. The language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied.

         15.    Severability. Whenever possible, each provision of this
                ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16.    Counterparts. This Agreement may be executed in any number
                ------------
of counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and same Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     Andrew Merger Sub, Inc.




                                     By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                     ------------------------------------------
                                     MARCUS BENDER





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